FOR IMMEDIATE RELEASE                                  CONTACT: MICHAEL A. PRICE
                                                                  (309) 693-5880
                                                          Mike_Price@rlicorp.com
                                                                 www.rlicorp.com

             RLI REPORTS PROFITS, GROWTH FOR FOURTH QUARTER AND YEAR

         PEORIA, ILLINOIS, JANUARY 10, 2001 -- RLI Corp. (NYSE: RLI) -RLI Corp. today reported fourth quarter net operating earnings of $6.3 million ($.63 per diluted share), a 15% per-share decline over the $7.4 million ($.74 per share) result from the same quarter last year. Year-end operating earnings stood at $26.8 million ($2.70 per share), 3% less per-share than last year's $28.5 million ($2.79 per share) level.

         Net comprehensive earnings, which include after-tax unrealized gains from the investment portfolio, posted a 51% per-share improvement for the quarter, to $15.7 million ($1.58 per share). For the year, net comprehensive earnings stood at $42.0 million ($4.23 per share), besting last year's $20.9 million ($2.04 per share) mark by 101%. These results were driven by positive investment results.

         Year-end shareholders' equity was a company record $326.7 million, an 11.5% increase from 2000's mark of $293.1 million. For the year, the company repurchased 71,272 shares of RLI common stock at a cost of $2.1 million and paid dividends of $5.7 million. Year-end assets of $1.3 billion were also a company record.

         Gross premiums written rose by 23% for the quarter, the company's 11th consecutive quarter of top-line growth. For the year, RLI premiums grew by 29%, with all business segments reporting double-digit volume increases. Surety premiums grew by 41%, property by 29% and casualty by 27%.

           UNDERWRITING RESULTS MIXED FOR QUARTER, PROFITABLE FOR YEAR

         RLI reported pretax underwriting profits in every quarter of 2000, ending the year with a fourth quarter underwriting gain of $2.8 million on a
95.3 net GAAP combined ratio. This compares to a fourth quarter 1999 underwriting profit of $4.1 million on a 92.0 combined ratio. For the year, RLI's combined ratio stood at 94.8, with underwriting gains totaling $12.1 million. These results compare to last year's 91.2 combined ratio and underwriting profits of $17.1 million

          "Although the 2000 combined ratios were higher," said RLI Corp. President Jonathan E. Michael, "our underwriters continue to post profitable results and outperform industry averages. The surety segment was especially strong in premium volume and underwriting performance for the year. Casualty postings in both of these key categories also improved.

         "It was a difficult year for our short-term property business, however. Results were affected by increased reinsurance costs and several significant losses in certain areas of our diversified property book. Our underwriters are taking appropriate actions where necessary and improved pricing and terms bode well for this segment."
                                   -- more --

January 10, 2001
RLI Corp. News Release
Page 2 of 6

         Net premiums written for the quarter were $57.2 million, up 18% from the same period last year. Segment totals for 2000: property net written premium was $72.7 million, up 42% over 1999; surety recorded $41.2 million, a 33% improvement; and casualty finished at $147.0 million, up 1%. Net investment income rose for both the quarter and the year due to increased cash flow. The quarter's $7.6 million result represented a 10% improvement; the company's $29.0 million posting as of December 31, 2000 reflected a 12% gain.

              EQUITY PORTFOLIO SPURS COMPREHENSIVE EARNINGS GROWTH
         The year's increase in net comprehensive earnings, which include after-tax unrealized gains from the investment portfolio, was driven by the performance of the company's equity portfolio. In a difficult investment climate, this portfolio generated a total return of 4.8% for the quarter and 9.8% for the year, significantly outperforming the relevant indices, most of which posted negative returns for the same period. Since March 1, the RLI equity portfolio actually returned 22.3%, versus a comparative S&P 500 Index return of -2.5%. Since 1997, the continued performance of our equity portfolio has generated 50% more in cumulative comprehensive earnings than reported net diluted earnings.

                              DILUTED              DILUTED
                                EPS            COMPREHENSIVE EPS
                              -------          -----------------
         1997                   2.66                  5.76
         1998                   2.65                  4.87
         1999                   3.08                  2.04
         2000                   2.89                  4.23
                              ------                  ----
                              $11.28                $16.90

                              OTHER QUARTERLY NEWS
         In December, the board promoted RLI founder Gerald D. Stephens, CPCU, from president and chief executive officer to chairman of the board. At the same time, Jonathan E. Michael was promoted from RLI Corp. executive vice president to the position of RLI Corp. president and CEO. Both promotions were effective January 1, 2001.

         The board declared a cash dividend of $.15 per share payable January 12, 2001, to the company's shareholders of record as of December 29, 2000. This is the 98th consecutive dividend to be paid by RLI since cash dividends began in 1976, and will bring the cumulative return to shareholders to more than $60 million.

         RLI also announced the appointment of Richard H. Blum to its board of directors, effective November 15. Blum is a senior advisor to Marsh & McLennan Companies, Inc., and a director of Marsh & McLennan Securities Corporation. He retired as vice chairman of J&H Marsh & McLennan, where he was responsible for insurance company and client relationships and capital markets activities.

         At 3:15 p.m. CDT today, January 10, RLI management will hold a conference call to discuss quarterly and year-end results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI's web site, WWW.RLICORP.COM, or through the webcast provider WWW.STREETEVENTS.COM.

                                   -- more --

January 10, 2001
RLI Corp. News Release
Page 3 of 6

                           FORWARD-LOOKING STATEMENTS

         Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities Exchange Commission, including the Form 10-K for the year ended December 31, 1999.


         RLI Corp., through its subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company, Underwriters Indemnity Company and Planet Indemnity Company, underwrites selected property and casualty insurance products. For additional information, contact Treasurer Michael A. Price at (309) 693-5880 or at MIKE_PRICE@RLICORP.COM.



                                       ###

January 10, 2001
RLI Corp. News Release
Page 4 of 6
                                    RLI CORP.
                            2000 FINANCIAL HIGHLIGHTS
                 (Dollars in thousands, except per share amounts)

                                                                 THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                     DECEMBER 31,                      DECEMBER 31,
                                                            2000      1999      % CHANGE       2000         1999       % CHANGE
                                                          --------   -------    --------    ---------    ---------     --------
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned                                       $ 59,522   $50,821       17.1%    $ 231,603    $ 195,274       18.6%
Net investment income                                        7,563     6,850       10.4%       29,046       26,015       11.7%
Net realized investment gains (loss)                         2,330       (56)    4260.7%        2,847        4,467      -36.3%
                                                          --------   -------     -------    ---------    ---------      ------
   Consolidated revenue                                     69,415    57,615       20.5%      263,496      225,756       16.7%
Loss and settlement expenses                                30,249    26,253       15.2%      124,586       96,457       29.2%
Policy acquisition costs                                    21,220    17,614       20.5%       76,454       66,552       14.9%
Other insurance expenses                                     5,255     2,877       82.7%       18,479       15,130       22.1%
Interest expense on debt                                     1,381     1,199       15.2%        5,275        4,104       28.5%
General corporate expenses (1)                               1,352      (293)     561.4%        3,388        2,091       62.0%
                                                          --------   -------     -------    ---------    ---------      ------
   Total expenses                                           59,457    47,650       24.8%      228,182      184,334       23.8%

Equity in earnings of
  unconsolidated investee                                      217       185       17.3%        2,979        1,613       84.7%
                                                          --------   -------     -------    ---------    ---------      ------
Earnings before income taxes                                10,175    10,150        0.2%       38,293       43,035      -11.0%
Income tax expense                                           2,364     2,769      -14.6%        9,600       11,584      -17.1%
                                                          --------   -------     -------    ---------    ---------      ------
   Net earnings                                           $  7,811   $ 7,381        5.8%     $ 28,693     $ 31,451       -8.8%
                                                          ========   =======     =======    =========    =========      ======
Other comprehensive earnings (loss), net of tax              7,921     3,007      163.4%       13,349      (10,571)     226.3%
                                                          --------   -------     -------    ---------    ---------      ------
Comprehensive earnings                                    $ 15,732   $10,388       51.4%     $ 42,042     $ 20,880      101.4%
                                                          ========   =======     =======    =========    =========      ======
Net operating earnings (excluding
  realized gains (loss) )                                 $  6,297   $ 7,417      -15.1%     $ 26,842     $ 28,547       -6.0%
                                                          ========   =======     =======    =========    =========      ======
RETURN ON EQUITY:
  Net earnings (12 months trailing)                                                              9.3%        10.7%
                                                                                            =========    =========
  Comprehensive earnings (12 months trailing)                                                   13.6%         7.1%
                                                                                            =========    =========
PER SHARE DATA

DILUTED:
Weighted average shares outstanding (in 000's)               9,982    10,018                    9,945       10,222

EPS from operations                                       $   0.63    $ 0.74      -14.9%       $ 2.70       $ 2.79       -3.2%
Realized gains (loss), net of tax                             0.15      0.00        0.0%         0.19         0.29      -34.5%
                                                          --------   -------     -------    ---------    ---------      ------
Net earnings per share                                        0.78      0.74        5.4%         2.89       $ 3.08       -6.2%
                                                          ========   =======     =======    =========    =========      ======
Comprehensive earnings per share                          $   1.58    $ 1.04       51.9%       $ 4.23       $ 2.04      107.4%
                                                          ========   =======     =======    =========    =========      ======
Cash dividends per share                                  $   0.15    $ 0.14        7.1%       $ 0.59       $ 0.55        7.3%

(1) General corporate expenses for the fourth quarter of 1999 were lower due to a reduction in the accrual of executive bonuses of approximately $1.0 million. Executive bonuses are based on the Company's total return on capital which is predicated on comprehensive earnings.

January 10, 2001
RLI Corp. News Release
Page 5 of 6
                                    RLI CORP.
                            2000 FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share amounts)

                                                      THREE MONTHS ENDED DECEMBER 31,          TWELVE MONTHS ENDED DECEMBER 31,
                                                   2000           1999      % CHANGE          2000         1999        % CHANGE
                                                -----------      -------   -----------      ---------    ---------     --------
PER SHARE INCOME STATEMENT DATA:
(Diluted basis)

Underwriting income                             $      0.18       $ 0.27        -33.3%      $    0.79    $    1.09      -27.5%
Net investment income                                  0.62         0.52         19.2%           2.28         1.99       14.6%
General corporate expenses                            (0.09)        0.02       -550.0%          (0.22)       (0.13)     -69.2%
Interest expense on debt                              (0.09)       (0.08)       -12.5%          (0.34)       (0.26)     -30.8%
Equity in earnings of
  unconsolidated investee                              0.01         0.01          0.0%           0.19         0.10       90.0%
                                                -----------      -------   -----------      ---------    ---------      ------
Net operating earnings                                 0.63         0.74        -14.9%           2.70         2.79       -3.2%
                                                ===========      =======   ===========      =========    =========      ======
Net realized investment gains (loss)                   0.15         0.00          0.0%           0.19         0.29      -34.5%
                                                -----------      -------   -----------      ---------    ---------      ------
Net earnings                                           0.78         0.74          5.4%           2.89         3.08       -6.2%
                                                ===========      =======   ===========      =========    =========      ======
Other comprehensive earnings (loss)                    0.80         0.30        166.7%           1.34        (1.04)     228.8%
                                                -----------      -------   -----------      ---------    ---------      ------
Comprehensive earnings                          $      1.58       $ 1.04         51.9%      $    4.23    $    2.04      107.4%
                                                ===========      =======   ===========      =========    =========      ======

TOTAL GROSS SALES
Gross premium written                           $   104,293       84,881         22.9%      $ 437,867    $ 339,575       28.9%
Net investment income                                 7,563        6,850         10.4%         29,046       26,015       11.7%
Net realized investment gains (loss)                  2,330          (56)      4260.7%          2,847        4,467      -36.3%
                                                -----------      -------   -----------      ---------    ---------      ------
   TOTAL                                        $   114,186      $91,675         24.6%      $ 469,760    $ 370,057       26.9%
                                                ===========      =======   ===========      =========    =========      ======


                                                 DECEMBER 31,      PER       DECEMBER 31,       PER
                                                    2000          SHARE         1999           SHARE       % CHANGE
                                                 ------------    -------     ---------        -------      --------
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments         $   449,917      $ 45.89   $   406,605      $   41.18        10.7%
   (amortized cost - $446,971)
Equity securities                                   306,194        31.23       284,639          28.83         7.6%
                                                -----------      -------   -----------      ---------    ---------
   Total investments                                756,111        77.12       691,244          70.01         9.4%

Premiums and reinsurance balances recoverable       398,641                    359,733                       10.8%
Deferred acquisition costs                           43,287                     34,358                       26.0%
Other assets                                         83,025                     85,028                       -2.4%
                                                -----------                -----------                   ---------

   Total assets                                   1,281,064                  1,170,363                        9.5%
                                                ===========                ===========                   =========

Unpaid losses and settlement expenses               539,750                    520,494                        3.7%
Unearned premiums                                   211,802                    167,044                       26.8%
Short-term debt                                      78,763                     78,397                        0.5%
Other liabilities                                   124,095                    111,359                       11.4%
                                                -----------                -----------                   ---------

   Total liabilities                                954,410                    877,294                        8.8%
   Shareholders' equity                             326,654      $ 33.32       293,069      $   29.68        11.5%
                                                -----------                -----------                   ---------

   Total liabilities & shareholders' equity     $ 1,281,064                $ 1,170,363                        9.5%
                                                ===========                ===========                   =========

Common shares outstanding (in 000's)                  9,804                      9,873
Closing stock price per share                   $     44.69                $     34.00                       31.4%

January 10, 2001
RLI Corp. News Release
Page 6 of 6
                                    RLI CORP.
                            2000 FINANCIAL HIGHLIGHTS
                (Dollars in thousands, except per share amounts)


UNDERWRITING SEGMENT DATA
(in thousands)

                                                   GAAP                  GAAP                     GAAP                   GAAP
                                       PROPERTY   RATIOS       SURETY   RATIOS        CASUALTY   RATIOS       TOTAL     RATIOS
                                       --------   ------      -------   ------       ---------   ------     ----------  ------
THREE MONTHS ENDED DECEMBER 31,
                2000

Gross premium written                  $ 37,911               $ 8,856                $  57,526               $ 104,293
Net premium written                      15,202                 8,269                   33,712                  57,183
Net premium earned                       15,834                 9,797                   33,891                  59,522
Net loss & settlement expenses           11,217    70.8%        2,161    22.1%          16,871    49.8%         30,249   50.8%
Net operating expenses                    6,779    42.8%        6,915    70.6%          12,781    37.7%         26,475   44.5%
                                       --------   ------      -------    -----       ---------    -----      ---------   -----
  Underwriting income(loss)            $ (2,162)  113.6%      $   721    92.7%       $   4,239    87.5%      $   2,798   95.3%


                1999
Gross premium written                  $ 30,681               $ 7,376                $  46,824               $  84,881
Net premium written                      11,085                 6,747                   30,734                  48,566
Net premium earned                       13,488                 6,334                   30,999                  50,821
Net loss & settlement expenses            4,686    34.7%        1,275    20.1%          20,292    65.5%         26,253   51.7%
Net operating expenses                    4,701    34.9%        4,466    70.5%          11,325    36.5%         20,492   40.3%
                                       --------   ------      -------    -----       ---------    -----      ---------   -----
  Underwriting income(loss)            $  4,101    69.6%      $   593    90.6%       $    (618)  102.0%      $   4,076   92.0%


UNDERWRITING SEGMENT DATA
(in thousands)
                                                   GAAP                  GAAP                     GAAP                   GAAP
                                       PROPERTY   RATIOS     SURETY(1)  RATIOS      CASUALTY(1)  RATIOS        TOTAL    RATIOS
                                       --------   ------     ---------  ------      -----------  ------     ----------  ------
TWELVE MONTHS ENDED DECEMBER 31,
                2000

Gross premium written                  $160,508               $43,421                $ 233,938               $ 437,867
Net premium written                      72,685                41,166                  147,002                 260,853
Net premium earned                       60,063                34,739                  136,801                 231,603
Net loss & settlement expenses           32,247    53.7%        8,298    23.9%          84,041    61.4%        124,586   53.8%
Net operating expenses                   22,826    38.0%       22,808    65.7%          49,299    36.0%         94,933   41.0%
                                       --------   ------      -------    -----       ---------    -----      ---------   -----
  Underwriting income(loss)            $  4,990    91.7%      $ 3,633    89.6%       $   3,461    97.4%      $  12,084   94.8%


                1999
Gross premium written                  $124,818               $30,904                $ 183,853               $ 339,575
Net premium written                      51,126                30,887                  145,611                 227,624
Net premium earned                       51,390                25,412                  118,472                 195,274
Net loss & settlement expenses           15,755    30.7%        4,966    19.5%          75,737    63.9%         96,458   49.4%
Net operating expenses                   18,571    36.1%       18,047    71.0%          45,064    38.0%         81,682   41.8%
                                       --------   ------      -------    -----       ---------    -----      ---------   -----
  Underwriting income(loss)            $ 17,064    66.8%      $ 2,399    90.5%       $  (2,329)  101.9%      $  17,134   91.2%


(1) Net written premium in 1999 included $20.0 million ($18.0 million of Casualty and $2.0 million of Surety) of returned ceded unearned premium related to the implementation of the combined casualty reinsurance treaty.